UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
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[ ]    Preliminary Information Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement

Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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ACTIVEPASSIVE INTERNATIONAL EQUITY ETF
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about November 27, 2024 to shareholders of record as of October 28, 2024 (the “Record Date”). The Information Statement is being provided to shareholders of the ActivePassive International Equity ETF (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, Envestnet Asset Management, Inc. (“Envestnet” or the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of September 26, 2007. The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, subject to the condition that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Fund within 90 days of hiring a new sub-adviser for the Fund.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.activepassive.com.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.
The Fund will bear the expenses incurred with preparing and distributing this Information Statement. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT HTTP://WWW.INVESTPMC.COM/SOLUTIONS/PORTFOLIOS, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR BY CALLING (TOLL-FREE) 1-800-617-0004.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement dated February 28, 2022 (the “Advisory Agreement”) between the Trust, on behalf of the Fund, and the Adviser, a Delaware corporation located at 150 North Riverside Plaza, Suite 2050, Chicago, Illinois 60606, serves as the investment adviser to the Fund. The Adviser is a wholly owned subsidiary of Envestnet, Inc., a Delaware corporation, located at 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania 19312. The Advisory Agreement was submitted to a vote of the initial shareholder of the Fund on May 2, 2023. Currently, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities and by a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of the Fund or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice when authorized either by a majority vote of the Fund’s shareholders or by a vote of a majority of the Board of Trustees, or by the Adviser upon 60 days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Board of Trustees most recently approved the renewal of the Advisory Agreement on August 15, 2024.

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund. In addition, each party to the Advisory Agreement is indemnified by the other against any loss, liability, claim, damage or expense arising out of such indemnified party’s performance or non-performance of any duties under the Advisory Agreement, except in the case of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.

As compensation for its services, the Adviser receives from the Fund a unitary management fee of 0.45% as a percentage of the Fund’s average daily net assets.

The Adviser pays each of the Fund’s sub-advisers a sub-advisory fee out of the management fee received by the Adviser. The Adviser currently utilizes two sub-advisers, each of whom are currently active in managing the Fund. Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis. Factors the Adviser considers with respect to each sub-adviser include, among others:
•the qualifications of the sub-adviser’s investment personnel;
•the sub-adviser’s investment philosophy and process; and
•the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT
At a meeting of the Board of Trustees held on August 15, 2024 (the “August 2024 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Lazard Asset Management LLC (“Lazard”) (the “Lazard Sub-Advisory Agreement”) and the Board of Trustees’ legal responsibilities related to such consideration. After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term beginning on August 30, 2024.
Nature, Extent and Quality of Services to be Provided by Lazard to the Fund: The Trustees considered the nature, extent and quality of services to be provided by Lazard to the Fund. The Trustees considered Lazard’s specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of Louis Florentin-Lee, Barnaby Wilson, and Rob Failla, who would serve as the portfolio managers for the segment of the Fund’s portfolio managed by Lazard, and other key personnel at Lazard. The Trustees noted that Lazard would be responsible for managing approximately 10% of the Fund’s portfolio.

The Trustees also considered information provided by Lazard and included in a due diligence questionnaire, relating to Lazard’s investment strategies for the Fund, brokerage practices and compliance and risk management programs. The Trustees noted any services to be provided by Lazard that extended beyond portfolio management. The Trustees also considered the overall financial condition of Lazard, as well as the implementation and operational effectiveness of the firm’s business continuity plan. The Trustees concluded that Lazard had sufficient quality and depth of personnel, resources, investment methods and compliance programs essential to performing its duties under the Lazard Sub‑Advisory Agreement and that the nature, overall quality and extent of the management services to be provided by Lazard to the Fund were satisfactory.
Investment Performance of Lazard: The Trustees did not consider the investment performance of the Fund, as Lazard had not yet started managing a segment of the Fund’s portfolio. However, in assessing the portfolio management services to be provided by Lazard, the Board considered the qualifications, background and experience of the portfolio managers and the performance of a composite of other separately-managed accounts of Lazard that utilize a similar investment strategy to that which would be utilized by Lazard to manage its segment of the Fund’s portfolio. After considering all of the information presented to them, the Trustees concluded that the Fund and its shareholders were likely to benefit from Lazard’s management of Fund assets.
Costs of Services to be Provided and Profitability to be Realized: The Trustees considered the cost of services and the structure of the proposed sub-advisory fee schedule for Lazard under the Lazard Sub-Advisory Agreement. The Trustees noted that Envestnet had confirmed to the Trustees that the sub-advisory fees payable under the Lazard Sub-Advisory Agreement were reasonable in light of the quality of services to be performed by Lazard. Since the sub-advisory fees would be paid by Envestnet, the overall advisory fee paid by the Fund would not be directly affected by Lazard’s sub-advisory fee. Consequently, the Trustees did not consider the costs of services to be provided by Lazard or its profitability from its relationship with the Fund to be material factors for consideration given that Lazard is not affiliated with Envestnet and, therefore, the sub-advisory fees were negotiated on an arms-length basis. Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to Lazard by Envestnet were reasonable in light of the services to be provided by Lazard under the Lazard Sub-Advisory Agreement.
Extent of Economies of Scale to be Realized: Since the sub-advisory fees payable to Lazard would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.
Benefits Derived from the Relationship with the Fund: The Trustees considered the direct and indirect benefits that could be received by Lazard from its association with the Fund. The Trustees concluded that the benefits that Lazard may receive, such as greater name recognition or the ability to attract additional investor assets, appear to be reasonable, and in many cases may benefit the Fund.

Conclusions: The recommendation to hire Lazard was made by Envestnet in the ordinary course of its ongoing evaluation of current and potential sub-advisers for the Fund. Importantly, the recommendation to hire Lazard to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of Lazard’s investment personnel, investment philosophy and process and long-term performance results, among other factors, including Envestnet’s analysis that Lazard’s investment strategy is complementary to the investment strategy of Fund’s other sub-adviser.

The Trustees considered all of the foregoing factors. In considering the Lazard Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances. Based on this review, the Trustees, including a majority of the Independent Trustees, concluded the approval of the Lazard Sub-Advisory Agreement, including the sub-advisory fees, would be in the best interests of the Fund and its shareholders.
INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT
The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees. For the fiscal year ended August 31, 2024, for its services under its investment advisory agreement with the Trust, the Adviser received a management fee of 0.45% of the average net assets of the Fund, computed daily and payable monthly.
For the fiscal year ended August 31, 2024, the Fund incurred management fees of $1,687,414. The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary. The aggregate sub-advisory fees paid by the Adviser for the fiscal year ended August 31, 2024 were $131,050 or 0.03% of net assets.

The Sub-Advisory Agreement was approved by the Board of Trustees at the August 2024 Meeting for an initial term of two years beginning on August 30, 2024. Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund, and the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement and are Independent Trustees. The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to Lazard, and (ii) by Lazard upon 60 days’ written notice to the Fund and the Adviser. The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

Other than the effective and renewal dates, and the rate of compensation paid by the Adviser to particular sub-advisers, the terms of the Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund. The Sub-Advisory Agreement provides that Lazard, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to Lazard as described in the Fund’s prospectus. Lazard, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to Lazard. Lazard also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate Lazard on the basis of current net assets of that portion of the Fund’s portfolio allocated to Lazard. The Adviser compensates Lazard from the management fees that it receives from the Fund. Lazard generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.
INFORMATION ABOUT LAZARD ASSET MANAGEMENT LLC
Lazard is a registered investment adviser located at 30 Rockefeller Plaza, New York, NY, 10112. Lazard is an indirect wholly-owned subsidiary of Lazard, Inc. which shares the same address as Lazard. Lazard manages multiple accounts for a diverse client base, including private clients, institutions and investment funds. As of June 30, 2024, Lazard had $205.2 billion in assets under management.

The following table provides information on the principal executive officers and directors of Lazard:

Name and Address*	Title and Principal Occupation
Nathan A. Paul	Chief Operating Officer
Evan L. Russo	Chief Executive Officer
Nargis A. Hilal	Chief Compliance Officer
Robert M. Massaroni	Chief Financial Officer
Lawrence H. Cohen	Global Head of Technology & Operations
Kenneth M. Jacobs	Director
Mary Ann Betsch	Director
Lawrence H. Cohen	Global Head of Technology & Operations
Mark R. Anderson	General Counsel
* The principal mailing address of each individual is that of Lazard’s principal offices as stated above.

Louis Florentin Lee, Barnaby Wilson and Rob Failla are the co-Portfolio Managers for the segment of the Fund’s assets managed by Lazard.

Louis Florentin-Lee
Mr. Florentin-Lee is a Managing Director and Portfolio Manager/Analyst on various global equity teams, including International Quality Growth and US Equity Select. He was formerly the co-Portfolio Manager/Analyst for the Lazard European Explorer Fund from 2004 and 2010. Prior to joining Lazard in 2004, Mr. Florentin-Lee was an equity research analyst at Soros Funds Limited and Schroder Investment Management. He began working in the investment industry in 1996. Mr. Florentin-Lee has a BSc (Hons) in Economics from the London School of Economics.

Barnaby Wilson, CFA®
Mr. Wilson is a Managing Director and Portfolio Manager/Analyst on various global equity teams as well as International Quality Growth. Prior to joining Lazard in 1999, Mr. Wilson worked for Orbitex Investments as a Research Analyst. He began working in the investment field in 1998. Mr. Wilson has a BA (Hons) in Mathematics and Philosophy from Balliol College, Oxford University. He is a CFA charterholder.
Robert Failla, CFA®
Mr. Failla is a Managing Director and Portfolio Manager/Analyst on the International and Global Equity platforms. Mr. Failla is a member of the International Quality Growth portfolio management team. Prior to joining Lazard in 2003, Mr. Failla was a Portfolio Manager with AllianceBernstein. He began working in the investment field in 1993. Mr. Failla has an M.B.A. from NYU’s Stern School of Business and a B.A.(Hons) from Harvard University. He is a member of the Board of Trustees of Link Education Partners and previously served on the Board of Trustees at Delbarton School in Morristown, NJ from 2007 to 2019. Mr. Failla is a CFA charterholder.
Other Investment Companies Advised or Sub-Advised by Lazard. Lazard does not currently act as an investment adviser or sub-adviser to any registered investment companies having similar investment objectives to those of the Fund.

BROKERAGE COMMISSIONS

For the fiscal year ended August 31, 2024, the Fund paid $243,837 in brokerage commissions. No brokerage commissions were paid to any affiliated brokers.
For the fiscal year ended August 31, 2024, the Fund did not direct any brokerage transactions to a broker because of research services provided.

ADDITIONAL INFORMATION ABOUT ACTIVEPASSIVE INTERNATIONAL EQUITY ETF

ADMINISTRATOR
U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.
PRINCIPAL UNDERWRITER

Foreside Fund Services, LLC, an affiliate of Foreside Financial Group, LLC d/b/a ACAGroup, located at Three Canal Street, Suite 100, Portland, ME 04101, serves as the principal underwriter and distributor of the Fund.
TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., located at 1555 North River Center Drive, Suite 302, Milwaukee, WI 53212, provides custody services for the Fund.
FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to ActivePassive International Equity ETF, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling (toll-free) 1-800-617-0004.
RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund. For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed. As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Name and Address	% Ownership	Total Number of Shares	Type of Ownership	Parent Company	Jurisdiction
National Financial Services LLC 200 Liberty Street New York, NY 10281	77.70%	21,231,973	Record	Fidelity Global Brokerage Group, Inc.	DE
Pershing, LLC PO Box 2052 Jersey City, NJ 07303-2052	15.92%	4,350,973	Record	Pershing Group LLC	DE
As of the date of this Information Statement, the Trustees and officers of the Trust as a group did not own any outstanding shares of the Fund.

SHAREHOLDER PROPOSALS
The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS
Only one copy of the Notice of Internet Availability of Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders. Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at ActivePassive International Equity ETF, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (toll-free) 1-800-617-0004. Such copies will be delivered promptly upon request. Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

ACTIVEPASSIVE INTERNATIONAL EQUITY ETF
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF
INFORMATION STATEMENT
November 25, 2024

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the ActivePassive International Equity ETF (the “Fund”), a series of Trust for Professional Managers (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.
The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details the addition of a new sub-adviser to the Fund. Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Envestnet Asset Management, Inc. (“Envestnet”), the investment adviser to the Fund, and Lazard Asset Management LLC.
Envestnet and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission. This Manager of Managers Order permits Envestnet to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at www.activepassive.com until at least December 30, 2024. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at ActivePassive International Equity ETF, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or ClientServices@envestnetpmc.com or by calling (toll-free) 1-800-617-0004 by December 30, 2024. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

WE ARE NOT SOLICITING A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.